EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT entered into as of July 1, 1996, by and between TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC. (the "Company"), a Delaware corporation with offices at 22700 Savi Ranch Parkway, Yorba Linda, California, 92657 and ROBERT E. SCHRADER, an individual residing at 72 Haight Crossroad, Chappaqua, New York (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Executive has considerable experience in the Company's business; and

         WHEREAS, the Company desires to employ and secure the services of the Executive upon the terms and conditions specified herein, and the Executive desires to be employed by the Company upon such terms and conditions.

         NOW, THEREFORE, in consideration of such employment, the timely performance of the obligations hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment; Acceptance and Term.

         1.1 The Company hereby employs the Executive as President, Chief Executive Officer and Chairman of the Board of the Company. The Executive hereby accepts such employment and agrees to discharge the responsibilities of said office faithfully and to the best of his ability, and to perform such other duties and services of an executive, administrative and managerial nature in connection with the business and activities of the Company.




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     1.2 The  Company and  Executive  hereby  confirm  that  Executive  has been employed by the Company and has discharged the duties set forth in Section 2 below since July 1, 1996. The Executive's employment shall be for a period of three (3) years commencing on July 1, 1996 and ending July 1, 1999 (the "Term"), unless sooner terminated pursuant to Section 8 hereof.

2. Duties.

     2.1 Except as provided in Section 5 hereof, during the Term, the Executive shall devote such professional time, effort and energies to the performance of his duties hereunder, and business and affairs of the Company as is reasonably necessary to promote the interests of the Company, and its subsidiaries (it being understood that (a) Executive also serves as President, Chief Executive Officer and Chairman of the Board of Directors of Zing Technologies, Inc., a New York corporation; (b) Executive's services to the Company shall be on a part-time basis; and (c) in no event shall Executive devote less than 20 business hours to the affairs of the Company per week) and Executive will refrain from engaging, on his own behalf or on the behalf of a third party, in any line of activities or business which the Company is now or at such time is engaged. The Executive agrees to use his best efforts, skill and abilities to promote the interests of the Company and its businesses. The Company shall not be required to provide Executive with office space, facilities, services or support personnel.

     2.2 Executive shall have responsibility for managing and supervising the Company's Executive Vice President who, at the direction of the Board of Directors, is charged with the day to day business and affairs of the Company; provided that the Company and Executive (a) acknowledge the existence of that certain Management Services Agreement between the Company and Zing Technologies, Inc. and (b) agree that Executive shall be permitted partially to discharge his duties hereunder by utilizing such Management Services Agreement on the Company's behalf.

3. Compensation, Benefits and Expenses.

     3.1 During the Term, the Company shall pay to the Executive an aggregate base salary of Eighty Thousand Dollars ($80,000) per annum (the "Base Salary"), payable in advance in quarterly


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installments,  on  the  first  day of  each  quarter  and  subject  to all  wage deductions for payroll taxes and other required withholdings.

     3.2 The Executive shall be entitled to bonuses as are determined by the Company's Board of Directors.

     3.3 The Executive shall be promptly reimbursed by the Company for all actual, ordinary and reasonable expenses incurred by the Executive in the course of his performance of services hereunder.

4. Disability.

     In the event that during the Term, the Executive shall become "disabled," the Company shall pay the Executive his full Base Salary during the period commencing on the date of such disability and ending on the expiration of the Term (the "Disability Payment Period"). Following the Disability Payment Period, the Company shall have no further obligations to the Executive under this Agreement. For purposes of this Agreement, the Executive will be deemed "disabled" upon the earlier to occur of his absence from his duties hereunder on a full-time basis for ninety (90) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any consecutive eighteen (18) month period as a result of his incapacity due to accident or physical or mental illness.

5. Other Activities.

     Except as provided in Section 6 hereof, nothing contained in this Agreement shall be construed to prevent the Executive from engaging in any activities outside the scope of his duties hereunder, including, without limitation, (i) acting as a member of the board of directors or executive of any other corporation and receiving compensation therefor, (ii) making investments of any character in any non-competing business or (iii) engaging in any other business activities apart from the Company which do not conflict with or compete with the business of the Company in any manner, whether as an officer, employee, partner, proprietor, consultant, agent or otherwise, provided that


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such activities do not interfere with the performance of the Executive's  duties hereunder in any material respect.

6. Covenant Not to Compete; Confidentiality.

     6.1 The Executive acknowledges and recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that as a result of his employment hereunder, the Executive will acquire confidential information and trade secrets concerning the operations of the Company. Accordingly, the Executive agrees that until the later to occur of July 1, 1999 and the third anniversary of a change of control resulting in the termination of Executive's employment pursuant to Section 8.3 below (the "Restriction Period"), the Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise (A) become or be interested in or associated with any other corporation, firm or business engaged in any business in competition with that of the Company or (B) solicit, direct, take-away, contact or approach (I) any employee of the Company in order to cause such employee to terminate his or her employment with the Company, or (II) any client of the Company in order to cause such client to take its business to an unrelated entity. The Executive's ownership, directly or indirectly, of securities of any entity of not more than two percent (2%) of any class of the issued and outstanding securities of such entity shall not in any event be deemed to be a violation of the provisions of this Section 6.1.

     6.2 Other than in the course of the Company's business or as required by law, the Executive shall not divulge to any person or entity, during the Term and thereafter, any confidential or proprietary information (i) concerning the Company, (ii) concerning the conduct and details of the business of the Company, or (iii) which the Executive may have acquired in the course of, or as an incident to, his employment by the Company. For purposes of this Section 6.2, confidential information shall not include any information which is now known by the general public, or which becomes known by the general public other than as a result of any violation of the terms of this Section 6.2 by the Executive.


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7. Enforcement of Covenants.

     The Company shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Executive from any violation or threatened violation of any of the provisions of Section 6, and the Executive hereby consents to the issuance of such injunction; provided, however, that the foregoing shall not prevent the Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of any of the provisions of Section 6 had occurred. If any of the restrictions contained in Section 6.1 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof or otherwise, then the court making such determination shall reduce such extent, duration, geographical scope, or other provisions thereof pursuant to the provisions of Section 16 hereof, and in its reduced form the restrictions contained in Section 6.1 shall then be enforceable in the manner contemplated hereby.

8. Termination.

     8.1 In the event of the Executive's death during the Term, the Employment of the Executive hereunder shall terminate in which event the Executive or his legal representatives shall be entitled to receive any amounts or benefits accrued hereunder to which the Executive shall have been entitled on the date of his death (including without limitation the Executive's entitlements under Section 4 of this Agreement) but that shall not have been paid.

     8.2 The Company may terminate the employment of Executive hereunder for "Cause." The term "Cause" shall be limited to:

          (a) any action by Executive involving willful malfeasance or a willful breach of Executive's fiduciary duties in connection with his employment by the Company;

          (b) the conviction of Executive of a felony;

          (c) the conviction of Executive of a fraud; or


          (d) the breach by Executive of Section 6.1 or Section 6.2 after written notice to the Executive from the Company.


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     8.3 (a) In the event that the  Company  undergoes  a Change in Control  (as hereinafter defined), Executive shall have the option, at his sole election, to declare the Term of this agreement terminated.

          (b) In the event that the Executive so elects to terminate the Term of this Agreement, (i) notwithstanding anything to the contrary set forth in this Agreement, the Executive shall receive a lump sum payment on the effective date of such Change in Control in an amount equal to the aggregate amount of payments of base salary that the Executive would have been entitled to receive had not the Term been so terminated and the Term expired on July 1, 1999 and (ii) in consideration for the extension of the Restriction Period under Section 6.1 to the third anniversary of such Change in Control, in addition to the lump sum payment of Base Salary in the immediately preceding clause (i), the Executive shall be entitled to receive a $250,000 lump sum non-compete fee which fee shall be paid on the effective date of the Change in Control.

          (c) For purposes of this Agreement, the Term "Change in Control" means

               (i) the acquisition or beneficial ownership (within the meaning of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder (the "Exchange Act") by any person or group (as such terms are defined in the Exchange Act), in a single transaction or a series of transactions, of more than 40% in combined voting power and/or economic interest of the outstanding capital stock and/or securities of the Company, in each case other than the acquisition by or ownership of Robert E. Schrader or entities or groups controlled by Robert E. Schrader,

               (ii) in connection with the merger or consolidation of the Company (A) where the Company is not the surviving or resulting entity in such transaction, immediately following such transaction the acquiring or owning person or group owns sufficient capital stock with combined voting power or other interests to control, directly or indirectly, the Board of Directors of the surviving or resulting entity or (B) where the surviving or resulting entity of such transaction is not a corporation, immediately following such transaction such acquiring


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          or owning  person or group has the right,  directly  or  directly,  to elect the general partner or other person controlling the operations or business of the surviving or resulting entity,

               (iii) the direct or indirect sale, disposition or transfer (through sale, merger, consolidation or otherwise to such person or group) of all or substantially all of the assets, businesses or earning power of the Company or the Company and its subsidiaries (taken as whole) in a single transaction or a series of transactions, and/or

               (iv) the stockholders of the Company approving a plan of complete liquidation of the Company.

9. Indemnification.

     The Company hereby indemnifies the Executive and his legal representatives against, to the fullest extent permitted by the laws of the State of Delaware from time to time, for any loss, liability, claim, damages, fine, penalty, expense (including attorneys' fees and disbursements), judgment or settlement amount ("Losses") paid, incurred or suffered by the Executive arising out of, related to or connected with any actions taken or not taken by the Executive in his capacity as an officer of the Company, or any of its subsidiaries. The Executive shall be entitled to the protection of any insurance policies the Company or any subsidiary of the Company may elect to maintain generally for the benefit of its directors and officers against any and all Losses incurred or sustained by him or his legal representatives arising out of, related to, connected with or by reason of his being or having been an officer and/or director of the Company or any of its subsidiaries.

10. Assignability.

     This Agreement is personal in its nature and neither of the parties hereto shall, without the express written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that in connection with any Change in Control, this agreement shall inure to the benefit of and be binding upon any successor or assign of the Company who may acquire in excess of fifty percent (50%) of the Company's voting securities, or which may acquire all or substantially all of the Company's businesses, assets or properties, or with or into which the Company may be


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consolidated or merged or with which the Company engages in a transaction  which results in a Change in Control.

11. Amendments.

     This Agreement may be amended, modified or supplemented, and the provisions hereof may be waived, only by written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving his or its rights.

12. Entire Agreement.

     This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof.

13. Notices.

     All notices or communications hereunder shall be in writing, addressed as follows:

     To the Company:

                     Transition Analysis Component Technology, Inc. 22700 Savi Ranch Parkway
                     Yorba Linda, California 92657
                     Attention: Malcolm A. Baca
                     Telephone: 714-974-7676
                     Facsimile: 714-921-2715

     To Executive:

                     Robert E. Schrader
                     72 Haight Crossroad
                     Chappaqua, New York 10514
                     Telephone: 914-238-8368
                     Facsimile: 914-238-8853

or, in each case, at such other address as designated in writing to the other party hereto.

     All such communication shall have been deemed to be given when (a) so delivered by hand or sent by fax (confirmation of telecopy received), (b) one business day after being sent by


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overnight  delivery,  or (c) upon the earlier of receipt or three  business days after being deposited in the United States mail with postage prepaid and properly addressed.

14. Governing Law.

         This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

15. Headings.

     The headings of sections and paragraphs of this Agreement are included for purposes of convenience only and shall not constitute a part of this Agreement for any purpose or affect the construction or interpretation of any provision of this Agreement.

16. Severability.

     In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision or part of a provision of this Agreement or the validity or enforceability of such provision or portion thereof in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.


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     IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Employment
Agreement to be duly executed as of the day and year first above written.

                                        TRANSITION ANALYSIS COMPONENT
                                        TECHNOLOGY, INC.

                                         By:
                                            -----------------------------------
                                         Name:  Malcolm A. Baca
                                         Title: Executive Vice President


                                            -----------------------------------
                                              ROBERT E. SCHRADER


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